UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2010

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-32421 (Commission File Number)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000
Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)
Registrant’s telephone number, including area code: (703) 390-5100
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On May 11, 2010, NII Holdings, Inc. held its 2010 Annual Meeting of Stockholders, at which two proposals were submitted to and approved by its stockholders.
1.	Election of Directors. In an uncontested election, each of the following nominees was elected to the Board of Directors for a three year term expiring in 2013. The following table reflects the voting results for each nominee:

			Broker
	For	Withheld	Non-Votes
Steven P. Dussek	138,602,958	2,038,797	7,136,413
Donald Guthrie	138,526,874	2,114,881	7,136,413
Steven M. Shindler	138,092,618	2,549,137	7,136,413
2.	Auditor Ratification. The appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2010 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
147,394,329	111,996	271,843	0
     The proxy statement submitted to stockholders in connection with the 2010 Annual Meeting of Stockholders also proposed that stockholders approve an amendment to the Company’s 2004 Incentive Compensation Plan to increase the number of shares available for grants under that plan. In early April, the Company modified its equity grant policy for employees below the executive officer level. This modification, which did not affect the methodology used to determine the compensation of the Company’s executive officers, resulted in a significant reduction in the total number of shares used for the 2010 annual equity awards. Accordingly, the Company’s board of directors, in consultation with its management team, determined that the proposed increase in the number of shares available under the Company’s 2004 Incentive Compensation Plan was no longer necessary and did not submit the related amendment to a vote of the Company’s stockholders at the annual meeting. Based on the preliminary voting results received prior to the annual meeting, this proposal would not have been approved if it had been submitted to a vote.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NII HOLDINGS, INC. (Registrant)
Dated: May 14, 2010	By:	/s/ Gary D. Begeman
Gary D. Begeman
Vice President, General Counsel and Secretary